Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports Third Quarter 2016 Results

Raises Full Year Revenue and Adjusted EBITDA Outlook

Revenue up 4.9% to $181.8 Million

Net income up 56.3% to $15.0 Million

Adjusted EBITDA up 6.2% to $97.6 Million

Westminster, Colo., October 25, 2016 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions, today reported financial results for the quarter ended September 30, 2016.

Third Quarter Financial Summary:

•	Diversified Commercial revenue grew 8.0% due to new commercial contracts and timing of deliveries.
•	U.S. Government revenue grew 3.2% driven by demand for analytic value-added products and services.
•	Net income increased 56.3% to $15.0 million, or $0.21 per diluted share.
•	Net income margin improved 280 bps to 8.3%.
•	Adjusted EBITDA increased 6.2% to $97.6 million.
•	Adjusted EBITDA margin improved 70 bps to 53.7%.
•	Net cash flows from operations decreased 22.8% to $66.1 million due to timing of collections.
•	Free cash flow was $0.1 million due to timing of collections and launch payments for WorldView-4.

Recent Highlights:

•	On October 7, 2016, entered into a definitive agreement to acquire The Radiant Group, Inc., a leading provider of geospatial solutions to the U.S. intelligence community.
•	The National Geospatial-Intelligence Agency awarded the fifth year of the Global Enhanced GEOINT Delivery platform (Global-EGD).
•

Repurchased 364,226 shares of common stock for $9.6 million at an average price of $26.30 during the third quarter and repurchased 14,326,091 shares of common stock for $306.0 million since initiation of the program in July 2014.

•	Prepared for the launch of WorldView-4 in early November 2016.

“We are pleased to report that solid execution of our strategy is delivering better than expected results," said Jeffrey R. Tarr, DigitalGlobe CEO.   "With the upcoming launch of WorldView-4 and our acquisition of Radiant Group, we will be even better positioned to support our customers as the leading commercial source of earth imagery and geospatial analytics.”

Revised 2016 Revenue and Adjusted EBITDA Outlook:

•	Revenue in a range of $700 million to $710 million.
•	Adjusted EBITDA in a range of $365 million to $375 million.
•	Capital expenditures of approximately $135 million.(1)

(1)	Excludes capitalized interest

We have not provided a reconciliation of our Adjusted EBITDA outlook to forward-looking net income, the comparable U.S. GAAP financial measure, because it is difficult to reasonably provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. The nature of the assets under construction, timing of capital expenditures and uncertainty of timing of placing assets in service impact certain components of net income and our ability to reasonably predict net income. These items include income tax expense, interest expense and depreciation.  Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available within a reasonable range of predictability.

Conference Call Information:

DigitalGlobe’s management will host a conference call today, October 25, 2016 at 5 p.m. ET to discuss its 2016 third quarter financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (855) 212-2368

International dial-in: (315) 625-6886

Passcode: 97915625

A replay of the call will be available through November 25, 2016 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 97915625

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials, including conference call slides, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of high-resolution Earth-imagery products and services sourced from our own advanced satellite constellation and third-party providers. Our imagery solutions support a wide variety of users in defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals, and navigation technology. Each day users depend on us to better understand our changing planet in order to save lives, resources and time.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about our 2016 outlook in the management quotation and about our planned acquisition of The Radiant Group, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause our actual results or performance to differ materially from those indicated by such forward-looking statements.  Some of the risks and uncertainties that could cause actual results to differ include, but are not limited to: the loss or reduction in scope of any of our primary contracts, or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; our ability to meet our obligations under the EnhancedView contract; our reliance on a limited number of vendors to provide certain key products or services to us; breach of our system security measures or loss of our secure facility clearance and accreditation; the loss or damage to any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground systems and other infrastructure; decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; changes in political or economic conditions, including fluctuations in the value of foreign currencies, interest rates, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions; our ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; failure to obtain or maintain required regulatory approvals and licenses; and, changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services. Additional risks and uncertainties related to the Radiant Group acquisition include the possibility that satisfaction of the closing conditions to the planned acquisition may be delayed or may not be satisfied or waived; potential loss of key employees and customers of the acquired business; difficulties managing and integrating operations; exposure to unanticipated costs or liabilities resulting from the acquisition; and any changes in general economic and/or industry-specific conditions. Additional information concerning these and other risk factors can be found in our filings with the Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of the company-wide bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry.

We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is also not indicative of the revenue generating potential of the satellites.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.  Adjusted EBITDA further adjusts EBITDA to exclude restructuring and other re-engineering costs, related to specific restructuring and re-engineering actions the Company previously initiated because the Company does not believe these costs are indicative of the underlying operating performance of our business and its ongoing operations.  The amount and timing of these restructuring and other re-engineering costs are dependent on the size, type and status of the specific actions undertaken as part of our restructuring or re-engineering plans.  Additionally, Adjusted EBITDA further adjusts EBITDA to exclude joint venture gains and losses and the gain on subsidiary disposition because these are non-core items that are not related to our primary operations.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

Free Cash Flow.  Free cash flow is defined as net cash flows provided by operating activities less net cash flows used in investing activities (excluding acquisition of businesses, net of cash acquired and excluding other strategic investments).  Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies.  Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP.  Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Performance against key metrics:

	For the three months ended
	September 30,
($ in millions)	2016	2015
Revenue	$181.8	$173.3
Net income	$15.0	$9.6
Net income margin	8.3%	5.5%
Adjusted EBITDA	$97.6	$91.9
Adjusted EBITDA margin	53.7%	53.0%
Net cash flows provided by operating activities	$66.1	$85.6
Free cash flow	$0.1	$51.5

Net income margin is calculated by dividing net income by U.S. GAAP revenue.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions, except per share data)	2016	2015	2016	2015
Revenue	$181.8	$173.3	$532.7	$520.7
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	39.9	34.3	112.5	110.8
Selling, general and administrative	46.5	49.6	135.7	159.5
Depreciation and amortization	64.6	70.4	202.5	206.4
Restructuring charges	1.0	0.4	5.5	3.0
Income from operations	29.8	18.6	76.5	41.0
Interest expense, net	(4.0)	(5.6)	(13.8)	(23.7)
Other income, net	—	1.6	—	1.6
Income before income taxes	25.8	14.6	62.7	18.9
Income tax expense	(9.5)	(4.6)	(23.4)	(5.8)
Equity in earnings from joint ventures, net of tax	(1.3)	(0.4)	(3.5)	(0.4)
Net income	15.0	9.6	35.8	12.7
Preferred stock dividends	(1.0)	(1.0)	(3.0)	(3.0)
Net income less preferred stock dividends	14.0	8.6	32.8	9.7
Income allocated to participating securities	(0.7)	(0.4)	(1.5)	(0.4)
Net income available to common stockholders	$13.3	$8.2	$31.3	$9.3

Earnings per share:
Basic earnings per share	$0.21	$0.12	$0.49	$0.13
Diluted earnings per share	$0.21	$0.12	$0.49	$0.13
Weighted average common shares outstanding:
Basic	62.6	70.5	63.5	71.7
Diluted	63.4	70.9	64.0	72.4

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions)	2016	2015	2016	2015
Net income	$15.0	$9.6	$35.8	$12.7
Depreciation and amortization	64.6	70.4	202.5	206.4
Interest expense, net	4.0	5.6	13.8	23.7
Income tax expense	9.5	4.6	23.4	5.8
EBITDA	93.1	90.2	275.5	248.6
Restructuring charges	1.0	0.4	5.5	3.0
Other re-engineering charges	2.2	2.5	3.8	2.9
Joint venture losses, net	1.3	0.4	3.5	0.4
Gain on disposition of subsidiary	—	(1.6)	—	(1.6)
Adjusted EBITDA	$97.6	$91.9	$288.3	$253.3

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions)	2016	2015	2016	2015
Net cash flows provided by operating activities	$66.1	$85.6	$214.7	$237.5
Net cash flows used in investing activities	(68.5)	(34.1)	(161.3)	(106.3)
Investment in joint venture	2.5	—	10.0	5.0
Free cash flow	$0.1	$51.5	$63.4	$136.2

DigitalGlobe, Inc.

Consolidated Balance Sheets

	September 30,	December 31,
(in millions, except par value)	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$87.9	$126.1
Restricted cash	2.4	3.6
Accounts receivable, net of allowance for doubtful accounts of $1.7 and $2.8, respectively	104.5	90.8
Deferred contract costs	12.1	13.5
Prepaid and other current assets	20.7	17.4
Total current assets	227.6	251.4
Property and equipment, net of accumulated depreciation of $1,334.3 and $1,179.4, respectively	2,027.3	2,080.2
Goodwill	484.1	484.1
Intangible assets, net of accumulated amortization of $35.8 and $29.6, respectively	26.7	32.9
Long-term restricted cash	5.0	4.3
Long-term deferred contract costs	49.7	47.1
Other assets	23.5	13.2
Total assets	$2,843.9	$2,913.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8.3	$3.9
Current portion of long-term debt	5.5	5.5
Deferred revenue	86.0	80.3
Other accrued liabilities	53.4	64.4
Total current liabilities	153.2	154.1
Long-term debt, net of discount and debt issuance costs	1,104.4	1,104.4
Deferred revenue, non-current	233.2	284.0
Deferred income taxes, net, non-current	112.8	86.4
Other liabilities	35.1	36.2
Total liabilities	$1,638.7	$1,665.1
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
DigitalGlobe, Inc. stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 0.08 shares authorized; 0.08 shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 76.9 shares issued and 62.4 shares outstanding at September 30, 2016 and 76.6 shares issued and 67.4 shares outstanding at December 31, 2015	0.2	0.2
Treasury stock, at cost; 14.5 shares at September 30, 2016 and 9.2 shares at December 31, 2015	(312.5)	(225.8)
Additional paid-in capital	1,511.8	1,502.8
Retained earnings (accumulated deficit)	5.7	(29.1)
Total stockholders’ equity	1,205.2	1,248.1
Total liabilities and stockholders’ equity	$2,843.9	$2,913.2

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the nine months ended
	September 30,
(in millions)	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35.8	$12.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	202.5	206.4
Stock-based compensation expense, net of capitalized stock-based compensation expense	12.9	14.2
Amortization of aerial image library, deferred contract costs and lease incentive	12.3	12.3
Deferred income taxes	23.4	5.1
Excess tax benefit from share-based compensation	(0.2)	(1.3)
Amortization of debt issuance costs, accretion of debt discount, and other	10.2	3.8
Changes in working capital:
Accounts receivable, net	(13.7)	46.2
Deferred contract costs	(13.1)	(13.1)
Other current and non-current assets	(10.2)	2.5
Accounts payable	2.3	(1.8)
Accrued liabilities	(2.4)	5.8
Deferred revenue	(45.1)	(55.3)
Net cash flows provided by operating activities	214.7	237.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(154.6)	(97.9)
Property and equipment additions	(0.2)	(2.5)
Proceeds from sale of property	3.0	—
Decrease (increase) in restricted cash	0.5	(0.9)
Investment in joint venture	(10.0)	(5.0)
Net cash flows used in investing activities	(161.3)	(106.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt and capital lease obligations	(4.7)	(4.6)
Repurchase of common stock	(86.4)	(100.5)
Proceeds from exercise of stock options	2.3	5.4
Preferred stock dividend payment	(3.0)	(3.0)
Excess tax benefit from share-based compensation	0.2	1.3
Net cash flows used in financing activities	(91.6)	(101.4)
Net (decrease) increase in cash and cash equivalents	(38.2)	29.8
Cash and cash equivalents, beginning of period	126.1	117.8
Cash and cash equivalents, end of period	$87.9	$147.6

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $40.1 and $28.2, respectively	11.5	22.6
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property, equipment and construction in progress accruals, including interest	9.4	1.3
Non-cash preferred stock dividend accrual	(1.0)	(1.0)

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Media Contact

Edelman for DigitalGlobe

Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Investor Relations and Corporate Development

Phone: (303) 684-1692

Email: ir@digitalglobe.com